SCHEDULE C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[   ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-
         5(d) (2))
[ X ] Definitive Information Statement


                             OHANA ENTERPRISES, INC.
                  (Name of Registrant as Specified in Its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      (5)  Total fee paid:
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    0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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                             OHANA ENTERPRISES, INC.
                       23852 PACIFIC COAST HIGHWAY, # 167
                                MALIBU, CA 90265
                                 (310) 456-3199


                                October 28, 2004


                       Notice of Action by Written Consent
                                      of a
                    Majority of the Outstanding Common Stock


To the Stockholders of Ohana Enterprises, Inc.:

     We are providing to you the following Information Statement to notify you that on October 5, 2004, we received written consents in lieu of a meeting of stockholders from the holders of a majority of our outstanding common stock, approving the following actions:

     1. To change the corporate name to Vinoble, Inc.; and

     2. To institute a 1 for 500 reverse split of our issued and outstanding shares of common stock (the "Reverse Split"), including any and all outstanding options, warrants and rights as of October 15, 2004 (the "Record Date"), with all fractional shares rounded to the nearest whole.


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


     The date of this Information Statement is October 28, 2004. This Information Statement was mailed on or about October 28, 2004.

                                         By Order of the Board of Directors

                                         /s/  Catherine Ann Thompson
                                         --------------------------
                                         Secretary of the Company

                              INFORMATION STATEMENT
                                       OF
                             OHANA ENTERPRISES, INC.


     This Information Statement is being furnished to the holders of common stock, par value $.001 per share (the "Common Stock"), of Ohana Enterprises, Inc., a Delaware corporation, to inform you that on or about October 5, 2004, we received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 51% of the total issued and outstanding shares of our voting stock (the "Majority Stockholders") approving the Certificate of Amendment to our Certificate of Incorporation, pursuant to which (i) our name will change to "Vinoble, Inc." (the "Name Change") and (ii) our issued and outstanding Common Stock will decrease by a ratio of five hundred (500) existing shares of Common Stock for each new one (1) share of Common Stock (including any and all outstanding options, warrants and rights as of October 15, 2004) without a change in the number of our authorized shares of Common Stock (the "Reverse Stock Split").

     This Information Statement describing the approval of the Name Change and the Reverse Stock Split is first being mailed or furnished to our stockholders on or about October 28, 2004, and such matters shall not become effective until at least 20 days thereafter. We will pay all expenses in connection with the distribution of this Information Statement. We anticipate that these expenses will be less than $5,000.

     Our Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of our voting stock.


-------------------------------------------------------------------------------
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
-------------------------------------------------------------------------------


     QUESTIONS AND ANSWERS ABOUT THE NAME CHANGE AND THE REVERSE STOCK SPLIT


     Q. Why did I receive this Information Statement?

     A. Applicable laws require that we provide information to you about the Name Change and the Reverse Stock Split, even though your vote is neither required nor requested for the Name Change and the Reverse Stock Split to become effective.


     Q. What will I receive if the Name Change and the Reverse Stock Split are completed?

     A. Nothing. We will amend our Certificate of Incorporation to reflect the Name Change and the Reverse Stock Split.

     Q. When do you expect the Name Change and the Reverse Stock Split to become effective?

     A. The Name Change and the Reverse Stock Split will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State. A copy of the form of Certificate is attached to this Information Statement as Annex A. We anticipate that the Certificate will be filed approximately 20 days after the mailing of this Information Statement.


     Q. Why am I not being asked to vote?

     A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Name Change and the Reverse Stock Split pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of our Board of Directors, is sufficient under Delaware law, and no further approval by our stockholders is required.


     Q. What do I need to do now?

     A. Nothing. This Information Statement is provided purely for your information and does not require or request that you do anything.


     Q. Whom can I call with questions?

     A. If you have any questions about the Name Change or Reverse Stock Split, please contact Catherine Thompson at (310) 456-3199.

     For more detailed information about us, including financial statements, please see our Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 13, 2004. The Form 10-KSB, together with our other SEC filings, are available on the SEC's EDGAR database at www.sec.gov or can be requested without cost by calling Catherine Thompson at (310) 456-3199.


                          OUTSTANDING VOTING SECURITIES


     As of October 15, 2004 (the "Record Date"), we had an aggregate of 388,823,300 shares of Common Stock issued and outstanding out of 400,000,000 authorized shares of Common Stock. An aggregate of 10,000,000 shares of preferred stock, $.001 par value, were authorized and as of the Record Date none were issued or outstanding.

     Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of our stockholders. Each share of Common Stock was entitled to one vote.

     Our Board of Directors approved the Name Change and the Reverse Stock Split on October 5, 2004, and recommended that our Certificate of Incorporation be amended in order to effect the Name Change and the Reverse Stock Split.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information with respect to the beneficial ownership of our common stock as of September 17, 2004, by each person or group of affiliated persons who we know beneficially owned 5% or more of our common stock, each of our directors, and all of our directors and executive officers as a group.

     Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at September 17, 2004, was 388,823,300.


                                 Number of Shares         Percentage of
Name and Address (1)            Beneficially Owned       Outstanding Shares
--------------------            ------------------       --------------

GarcyCo Capital Corp.              200,000,000                 51.4%
56 Beaver Street
New York, NY  10004

Catherine Thompson                  18,831,608                  4.8%

Michael Avatar                      20,355,999                  5.2%

All officers and directors          39,187,607                 10.0%
as a group (two persons)

--------------------

(1) Unless otherwise stated, the address of all persons in the chart is c/o Ohana Enterprises, Inc., 23852 Pacific Coast Hwy. #167, Malibu, California 90265.

                             APPROVAL OF NAME CHANGE

     On October 5, 2004, our Board of Directors, believing it to be in the best interests of Ohana and our stockholders, approved, and recommended that our stockholders approve, the Name Change. The Name Change is reflected in the form of Certificate of Amendment to Certificate of Incorporation attached hereto as Annex A and incorporated herein by reference.

     The decision to change our name was based on the determination of the Board of Directors that the name "Vinoble, Inc." better reflected our new business purpose.


                         APPROVAL OF REVERSE STOCK SPLIT


     On October 5, 2004, our Board of Directors, believing it to be in the best interests of Ohana and our stockholders, approved, and recommended that our stockholders approve, the Reverse Stock Split. The Reverse Stock Split is reflected in the form of Certificate of Amendment to Certificate of Incorporation attached hereto as Annex A and incorporated herein by reference.

     We intend to decrease the issued and outstanding Common Stock by the ratio of five hundred (500) existing shares of Common Stock for each new one (1) share of Common Stock without a change in the authorized shares of Common Stock. We must provide the Over-the-Counter Bulletin Board at least ten (10) calendar days' advance notice of the effective date of the Reverse Stock Split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

     We sought approval for the Reverse Stock Split because we believe that our stockholders would benefit from a capital structure more appropriate for a company of our operational and financial status. We have refined our business focus, and hope that the Reverse Stock Split, which should result in a higher price per share, and the corresponding lower number of total shares issued and outstanding at the time of implementation, should help to increase the marketability of our stock to potential new investors and our ability to attract institutional investors to hold our common stock, while decreasing the volatility of our stock price. In addition, the Reverse Stock Split will provide additional flexibility in financing our company, as we do not intend to reduce the number of authorized shares of Common Stock. We believe that these changes will help to better position Ohana to capture new growth opportunities and enable us to execute our business plan more effectively.

     One effect of the Reverse Stock Split will be to increase the number of authorized but unissued shares of Common Stock. This may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of Ohana by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, our Board of Directors were to determine that a takeover proposal was not in our best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

                                Prior to Reverse                  After Reverse

Number of outstanding
  shares (as of September
  17, 2004)                        388,823,300                          777,647

Shares unreserved and
  Authorized for issuance           11,176,700                      399,222,353

Total number of unauthorized
  Shares                           400,000,000                      400,000,000


     There are no current provisions of our Certificate of Incorporation, Bylaws or other contractual arrangements that have material anti-takeover impact.

     Another effect of the Reverse Stock Split is that any of our stockholders who hold four hundred ninety-nine (499) or fewer shares will no longer be stockholders of Ohana. Any fractional interests resulting from the Reverse Stock Split will be rounded up by our transfer agent.


                                CHANGE OF CONTROL


     On September 14, 2004, we executed a Stock Purchase Agreement (the "SPA") with GarcyCo Capital Corp. ("GCCC"). The SPA calls for the issuance by us of an aggregate of 200,000,000 shares of common stock to GCCC in consideration of the payment of $500,000 in cash. We are to receive the funds in $50,000 increments each quarter, beginning October 15, 2004. The 200,000,000 shares will be held in escrow by us and delivered on a pro-rata basis within 10 days of receipt of each installment. All shares are restricted within the meaning of Rule 144 under the Securities Act and must be held indefinitely unless subsequently registered or qualified for exemption. The SPA includes a provision that the purchase price per share, and therefore the number of shares to be delivered at the time of each installment payment, will be calculated for each installment at the lesser of: (a) $0.0025 or (b) a 37.5% discount to the 10 day trailing closing price of common stock at the time of each payment. As part of the consideration for the SPA, GCCC has the right to elect one Board Member and agreed to retain Catherine Thompson and Michael Avatar on the Board of Directors and as consultants through the next fiscal year, ending June 30, 2005. GCCC has not yet designated its representative on the Board of Directors. At September 14, 2004, we had an aggregate of 152,553,778 shares of common stock outstanding on a fully-diluted basis. Based on the price of our Common Stock at that date, GCCC would own and control approximately 56.73% of our fully-diluted Common Stock and 56.73% of our outstanding Common Stock calculated pursuant to Rule 13d-3(d)(1)(B) of the Securities Exchange Act of 1934.

     A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2004 MAY BE OBTAINED BY WRITTEN REQUEST FROM CATHERINE A. THOMPSON, CHIEF FINANCIAL OFFICER, OHANA ENTERPRISES, INC., 23852 PACIFIC COAST HIGHWAY, CA 90265.

Dated: October 28, 2004



                  By Order of the Board of Directors



                     /s/
                  -------------------------------------------------------
                  Catherine A. Thompson
                        Chief Financial Officer, Secretary,

                                   Exhibit "A"

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             OHANA ENTERPRISES, INC.


     OHANA ENTERPRISES, INC., a Delaware corporation (the "Corporation") hereby certifies:

     FIRST: That Article 1 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "The name of this Corporation is Vinoble, Inc."

     SECOND: That the following paragraph shall be added at the end of Article 4 of the Certificate of Incorporation of the Corporation:

     "Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Delaware Secretary of State, every five hundred (500) shares of common stock of the Corporation shall be combined into and automatically become one (1) outstanding share of common stock of the Corporation and the authorized shares of this Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing reverse stock split; all shares of common stock so split that are held by a stockholder will be aggregated by such series subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded down to the nearest whole share. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of the foregoing split, the Corporation shall pay a cash amount to such stockholder equal to the fair value of such fractional share as of the effective date of the foregoing split."

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer, this __th day of _________, 2004.



                                    _____________________________________
                                    Catherine A. Thompson, CFO, Secretary